345 E. Main St.
Warsaw, IN 46580
www.zimmerbiomet.com	Exhibit 99.1

Media	Investors
Heather Zoumas-Lubeski	David DeMartino
(445) 248-0577	(646) 531-6115
heather.zoumaslubeski@zimmerbiomet.com	david.demartino@zimmerbiomet.com

Zach Weiner
(908) 591-6955
zach.weiner@zimmerbiomet.com

Zimmer Biomet Announces

Fourth Quarter and Full-Year 2024 Financial Results

•
Fourth quarter net sales of $2.023 billion increased 4.3% and 4.9% on a constant currency1 basis
•
Fourth quarter diluted earnings per share were $1.20; adjusted1 diluted earnings per share were $2.31
•
Full-year net sales of $7.679 billion increased 3.8% and 4.8% on a constant currency1 basis
•
Full-year diluted earnings per share were $4.43; adjusted1 diluted earnings per share were $8.00
•
Company provides full-year 2025 financial guidance

(WARSAW, IN) February 6, 2025 — Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) today reported financial results for the quarter and year ended December 31, 2024. The Company reported fourth quarter net sales of $2.023 billion, an increase of 4.3% over the prior year period, and an increase of 4.9% on a constant currency1 basis. Net sales for the full year were $7.679 billion, an increase of 3.8% over the prior year, and an increase of 4.8% on a constant currency1 basis. Net earnings for the fourth quarter were $239.4 million, or $462.4 million on an adjusted1 basis. For the full year, net earnings were $903.8 million, or $1.630 billion on an adjusted1 basis.

Diluted earnings per share were $1.20 for the fourth quarter, and adjusted1 diluted earnings per share were $2.31. Full-year diluted earnings per share were $4.43, and adjusted1 diluted earnings per share were $8.00.

“We are pleased with our fourth quarter results and strong performance to close 2024, delivering on our financial guidance and validating the solid work that the team is doing across the globe,” said Ivan Tornos, Zimmer Biomet’s President and Chief Executive Officer. “We have committed to diversifying our portfolio outside of core orthopedics and investing in attractive, higher-growth segments. Our recently announced agreement to acquire Paragon 28 marks a bold step towards executing on our diversification ambitions; once the transaction is closed, we expect our S.E.T. business to be larger than our Hip business, and to grow at a much faster pace.”

Recent Highlights

•
Announced definitive agreement to acquire Paragon 28, Inc. (NYSE: FNA), a leading medical device company focused exclusively on the foot and ankle orthopedic segment, demonstrating Zimmer Biomet’s commitment to investing in higher growth end-markets with expansion into the ~$5 billion foot and ankle segment.
•
Announced the U.S. Food and Drug Administration (FDA) Premarket Approval (PMA) for the Oxford® Cementless Partial Knee. Following more than 20 years of clinical experience and over 300,000 procedures performed across Canada, Europe, Middle East, Africa, and Asia, the Oxford Cementless Partial Knee is the only FDA-approved cementless partial knee implant in the U.S.
•
Announced FDA 510(k) clearance for the OsseoFit™ Stemless Shoulder System for total shoulder replacement. This innovative implant is designed to match the natural humeral (upper shoulder bone) anatomy to optimize anatomical fit while maximizing preservation of healthy bone.
•
Received CE Mark Certification for the Persona® Revision Knee System, building on Zimmer Biomet's commitment to personalized solutions, providing more surgeons with advanced tools for revision knee arthroplasty.
•
Welcomed Arnold Schwarzenegger as Chief Movement Officer. In this strategic role, Mr. Schwarzenegger will collaborate with Zimmer Biomet to motivate, engage and support individuals to increase mobility, maintain joint health and proactively incorporate movement into their daily routines to foster overall health and wellness and support the Company’s Direct-to-Patient efforts.

1 Reconciliations of these measures to the corresponding U.S. generally accepted accounting principles measures are included in this press release.

Geographic and Product Category Sales

The following sales tables provide results by geography and product category for the three-month period and year ended December 31, 2024, as well as the percentage change compared to the applicable prior year period, on both a reported basis and a constant currency basis.

NET SALES - THREE MONTHS ENDED DECEMBER 31, 2024
(in millions, unaudited)

			Constant
	Net		Currency
	Sales	% Change	% Change
Geographic Results
United States	$1,181.2	4.7%	4.7%
International	842.0	3.7	5.2
Total	$2,023.2	4.3%	4.9%
Product Categories
Knees
United States	$490.1	3.9%	3.9%
International	349.1	6.8	8.0
Total	839.2	5.1	5.6
Hips
United States	271.7	3.2	3.2
International	248.3	2.8	4.8
Total	520.0	3.0	4.0
S.E.T. *	489.4	8.0	8.4
Technology & Data, Bone Cement and Surgical **	174.6	(4.9)	(4.3)
Total	$2,023.2	4.3%	4.9%

* Sports Medicine, Extremities, Trauma, Craniomaxillofacial and Thoracic
** Historically referred to as "Other"

NET SALES - YEAR ENDED DECEMBER 31, 2024
(in millions, unaudited)

			Constant
	Net		Currency
	Sales	% Change	% Change
Geographic Results
United States	$4,439.0	3.5%	3.5%
International	3,239.6	4.3	6.6
Total	$7,678.6	3.8%	4.8%
Product Categories
Knees
United States	$1,814.7	2.5%	2.5%
International	1,358.8	7.2	9.1
Total	3,173.5	4.4	5.2
Hips
United States	1,040.0	2.7	2.7
International	959.1	0.4	3.3
Total	1,999.1	1.6	3.0
S.E.T. *	1,865.7	6.5	7.1
Technology & Data, Bone Cement and Surgical **	640.3	0.7	1.9
Total	$7,678.6	3.8%	4.8%

* Sports Medicine, Extremities, Trauma, Craniomaxillofacial and Thoracic
** Historically referred to as "Other"

Amounts reported in millions are computed based on the actual amounts. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Percentages presented are calculated from the underlying unrounded amounts.

Financial Guidance

The Company is providing the following full-year 2025 financial guidance:

Projected Year Ending December 31, 2025
2025 Reported Revenue Change	1.0% - 3.5%
Foreign Currency Exchange Impact	(2.0)% - (1.5)%
2025 Constant Currency Revenue Change	3.0% - 5.0%
Adjusted Diluted EPS(1)	$8.15 - $8.35

(1)

This measure is a non-GAAP financial measure for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. See “Forward-Looking Non-GAAP Financial Measures” below, which identifies the information that is unavailable without unreasonable efforts and provides additional information. It is probable that this forward-looking non-GAAP financial measure may be materially different from the corresponding GAAP financial measure.

Conference Call

The Company will conduct its fourth quarter and full-year 2024 investor conference call today, February 6, 2025, at 8:30 a.m. ET. The audio webcast can be accessed via Zimmer Biomet's Investor Relations website at https://investor.zimmerbiomet.com. It will be archived for replay following the conference call.

About the Company

Zimmer Biomet is a global medical technology leader with a comprehensive portfolio designed to maximize mobility and improve health. We seamlessly transform the patient experience through our innovative products and suite of integrated digital and robotic technologies that leverage data, data analytics and artificial intelligence.

With 90+ years of trusted leadership and proven expertise, Zimmer Biomet is positioned to deliver the highest quality solutions to patients and providers. Our legacy continues to come to life today through our progressive culture of evolution and innovation.

For more information about our product portfolio, our operations in 25+ countries and sales in 100+ countries or about joining our team, visit www.zimmerbiomet.com or follow on LinkedIn at www.linkedin.com/company/zimmerbiomet or X / Twitter at www.x.com/zimmerbiomet.

Website Information

We routinely post important information for investors on our website, www.zimmerbiomet.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts.

The information contained on, or that may be accessed through, our website or any other website referenced herein is not incorporated by reference into, and is not a part of, this document.

Note on Non-GAAP Financial Measures

This press release and our commentary in our investor conference call today include non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

Net sales change information for the three-month period and the year ended December 31, 2024 is presented on a GAAP (reported) basis and on a constant currency basis. Constant currency percentage changes exclude the effects of foreign currency exchange rates. They are calculated by translating current and prior-period sales at the same predetermined exchange rate. The translated results are then used to determine year-over-year percentage increases or decreases.

Net earnings and diluted earnings per share for the three-month periods and the years ended December 31, 2024 and 2023 are presented on a GAAP (reported) basis and on an adjusted basis. These adjusted financial measures exclude the effects of certain items, which are detailed in the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures presented later in the press release.

Free cash flow is an additional non-GAAP measure that is presented in this press release. Free cash flow is computed by deducting additions to instruments and other property, plant and equipment from net cash provided by operating activities.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this press release. This press release also contains supplemental reconciliations of additional non-GAAP financial measures that the Company presents in other contexts. These additional non-GAAP financial measures are computed from the most directly comparable GAAP financial measure as indicated in the applicable reconciliation.

Management uses non-GAAP financial measures internally to evaluate the performance of the business. Additionally, management believes these non-GAAP measures provide meaningful incremental information to investors to consider when evaluating the performance of the Company. Management believes these measures offer the ability to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income but that do not impact the fundamentals of our operations. The non-GAAP measures enable the evaluation of operating results and trend analysis by allowing a reader to better identify operating trends that may otherwise be masked or distorted by these types of items that are excluded from the non-GAAP measures. In addition, constant currency sales changes, adjusted operating profit, adjusted diluted earnings per share and free cash flow are used as performance metrics in our incentive compensation programs.

Forward-Looking Non-GAAP Financial Measures

This press release and our commentary in our investor conference call today also include certain forward-looking non-GAAP financial measures for the year ending December 31, 2025. We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, we exclude the impact of certain charges related to initial compliance with the European Union Medical Device Regulation; restructuring and other cost reduction initiatives; acquisition, integration, divestiture and related; and certain legal and tax matters. We have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable efforts. For example, the timing of certain transactions is difficult to predict because management's plans may change. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. It is probable that these forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding financial guidance, statements regarding macro pressures, including the impact of such pressures on our business, and any statements about our forecasts, expectations, plans, intentions, strategies or prospects. All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements. Such statements are based upon the current beliefs, expectations and assumptions of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements. These risks, uncertainties and changes in circumstances include, but are not limited to: competition; pricing pressures; dependence on new product development, technological advances and innovation; changes in customer demand for our products and services caused by demographic changes, obsolescence, development of different therapies or other factors; our ability to attract, retain, develop and maintain adequate succession plans for the highly skilled employees, senior management, independent agents and distributors we need to support our business; shifts in the product category or regional sales mix of our products and services; the risks and uncertainties related to our ability to successfully execute our restructuring plans; control of costs and expenses; risks related to the satisfaction of the conditions to closing the proposed transaction with Paragon 28 (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as whether the stockholders of Paragon 28 will approve the proposed transaction and the possibility that the proposed transaction does not close; risks related to the ability to realize the anticipated benefits of the proposed transaction with Paragon 28, including the possibility that the expected benefits from the proposed transaction will not be realized or will not be realized within the expected time period; the risk that the businesses of will not be integrated successfully; disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including with customers, vendors, service providers, independent sales representatives, agents or agencies; the effects of business disruptions affecting us, our suppliers, customers or payors, either alone or in combination with other risks on our business and operations; the risks and uncertainties related to our ability to successfully integrate the operations, products, employees and distributors of acquired companies; the effect of the potential disruption of management’s attention from ongoing business operations due to integration matters related to mergers and acquisitions; the effect of mergers and acquisitions on our relationships with customers, suppliers and lenders and on our operating results and businesses generally; unplanned delays, disruptions and expenses attributable to our enterprise resource planning and other system updates; the ability to form and implement alliances; dependence on a limited number of suppliers for key raw materials and other inputs and for outsourced activities; the risk of disruptions in the supply of materials and components used in manufacturing or sterilizing our products; breaches or failures of our (or of our business partners' or other third parties') information technology systems or products, including by cyberattack, unauthorized access or theft; the outcome of government investigations; the impact of healthcare reform and cost containment measures, including efforts sponsored by government agencies, legislative bodies, the private sector and healthcare purchasing organizations, through reductions in reimbursement levels, repayment demands and otherwise; the impact of substantial indebtedness on our ability to service our debt obligations and/or refinance amounts outstanding under our debt obligations at maturity on terms favorable to us, or at all; changes in tax obligations arising from examinations by tax authorities and from changes in tax laws in jurisdictions where we do business, including as a result of the “base erosion and profit shifting” project undertaken by the Organisation for Economic Co-operation and Development and otherwise; challenges to the tax-free nature of the ZimVie Inc. spinoff transaction and the subsequent liquidation of our retained interest in ZimVie Inc.; the risk of additional tax liability due to the recategorization of our independent agents and distributors to employees; changes in tariffs relating to imports to the U.S. and other countries; the risk that material impairment of the carrying value of our intangible assets, including goodwill, could negatively affect our operating results; changes in general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; changes in general industry and market conditions, including domestic and international growth, inflation and currency exchange rates; the domestic and international business impact of political, social and economic instability, tariffs, trade restrictions and embargoes, sanctions, wars, disputes and other conflicts, including on our ability to operate in, export from or collect accounts receivable in affected countries; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the U.S. Food and Drug Administration ("FDA") and other government regulators relating to medical products, healthcare fraud and abuse laws and data privacy and cybersecurity laws; the success of our quality and operational excellence initiatives; the ability to remediate matters identified in inspectional observations issued by the FDA and other regulators, while continuing to satisfy the demand for our products; product liability, intellectual property and commercial litigation losses; and the ability to obtain and maintain adequate intellectual property protection. A further list and description of these risks and uncertainties and other factors can be found in our Annual Report on Form 10-K for the year ended December 31, 2023, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and our subsequent filings with the Securities and Exchange Commission (SEC). Copies of these filings are available online at www.sec.gov, www.zimmerbiomet.com or on request from us. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our filings with the SEC. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this press release are cautioned not to rely on these forward-looking statements since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary note is applicable to all forward-looking statements contained in this press release.

Note: Amounts reported in millions within this press release are computed based on the actual amounts. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying unrounded amounts.

###

ZIMMER BIOMET HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2024 and 2023
(in millions, except per share amounts, unaudited)

	2024	2023
Net Sales	$2,023.2	$1,940.1
Cost of products sold, excluding intangible asset amortization	586.7	538.8
Intangible asset amortization	157.6	144.9
Research and development	108.4	113.3
Selling, general and administrative	746.9	722.3
Restructuring and other cost reduction initiatives	20.9	61.3
Acquisition, integration, divestiture and related	13.7	5.3
Operating expenses	1,634.2	1,585.9
Operating Profit	389.0	354.2
Other expense, net	(38.1)	(19.5)
Interest expense, net	(61.9)	(50.3)
Earnings before income taxes	289.0	284.4
Provision (benefit) for income taxes	49.0	(135.2)
Net Earnings	240.0	419.6
Less: Net earnings attributable to noncontrolling interest	0.6	0.5
Net Earnings of Zimmer Biomet Holdings, Inc.	$239.4	$419.2

Earnings Per Common Share
Basic	$1.20	$2.02
Diluted	$1.20	$2.01
Weighted Average Common Shares Outstanding
Basic	199.1	207.9
Diluted	199.9	208.6

ZIMMER BIOMET HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE YEARS ENDED DECEMBER 31, 2024 and 2023
(in millions, except per share amounts, unaudited)

	2024	2023
Net Sales	$7,678.6	$7,394.2
Cost of products sold, excluding intangible asset amortization	2,191.2	2,083.8
Intangible asset amortization	591.9	561.5
Research and development	437.4	458.7
Selling, general and administrative	2,929.8	2,838.9
Restructuring and other cost reduction initiatives	219.0	151.9
Acquisition, integration, divestiture and related	23.6	21.7
Operating expenses	6,392.9	6,116.5
Operating Profit	1,285.7	1,277.7
Other expense, net	(31.1)	(9.3)
Interest expense, net	(218.0)	(201.2)
Earnings before income taxes	1,036.6	1,067.3
Provision for income taxes	131.4	42.2
Net Earnings	905.2	1,025.1
Less: Net earnings attributable to noncontrolling interest	1.5	1.1
Net Earnings of Zimmer Biomet Holdings, Inc.	$903.8	$1,024.0

Earnings Per Common Share
Basic	$4.45	$4.91
Diluted	$4.43	$4.88
Weighted Average Common Shares Outstanding
Basic	203.1	208.7
Diluted	203.9	209.7

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	December 31,	December 31,
	2024	2023
Assets
Cash and cash equivalents	$525.5	$415.8
Receivables, net	1,480.7	1,442.4
Inventories	2,235.3	2,385.2
Other current assets	430.1	366.1
Total current assets	4,671.5	4,609.5
Property, plant and equipment, net	2,048.8	2,060.4
Goodwill	8,951.1	8,818.5
Intangible assets, net	4,598.4	4,856.4
Other assets	1,095.5	1,152.1
Total Assets	$21,365.3	$21,496.9
Liabilities and Stockholders' Equity
Current liabilities	$1,587.9	$1,957.5
Current portion of long-term debt	863.0	900.0
Other long-term liabilities	1,096.6	1,283.4
Long-term debt	5,341.6	4,867.9
Stockholders' equity	12,476.2	12,488.1
Total Liabilities and Stockholders' Equity	$21,365.3	$21,496.9

ZIMMER BIOMET HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2024 and 2023
(in millions, unaudited)

	2024	2023
Cash flows provided by (used in) operating activities
Net earnings	$905.2	$1,025.1
Depreciation and amortization	996.3	951.7
Share-based compensation	101.0	99.8
Gain on investment in ZimVie Inc.	-	(2.5)
Deferred income tax benefit	(47.7)	(96.3)
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	(158.6)	(73.8)
Receivables	(89.7)	(51.9)
Inventories	49.9	(240.4)
Accounts payable and accrued liabilities	(322.0)	(55.3)
Other assets and liabilities	65.0	25.2
Net cash provided by operating activities	1,499.4	1,581.6
Cash flows provided by (used in) investing activities
Additions to instruments	(240.3)	(311.7)
Additions to other property, plant and equipment	(203.8)	(291.1)
Net investment hedge settlements	22.1	33.4
Acquisition of intangible assets	(153.0)	(103.4)
Business combination investments, net of acquired cash	(276.3)	(134.9)
Other investing activities	(36.9)	28.8
Net cash used in investing activities	(888.1)	(778.9)
Cash flows provided by (used in) financing activities
Net payments on revolving facilities	(50.0)	(325.0)
Proceeds from senior notes	1,436.3	499.8
Redemption of senior notes	(850.0)	(86.3)
Payment on term loan	-	(33.9)
Dividends paid to stockholders	(196.0)	(200.9)
Proceeds from employee stock compensation plans	82.1	101.1
Business combination contingent consideration payments	(3.5)	(10.3)
Debt issuance costs	(13.0)	(5.8)
Deferred business combination payments	(8.8)	(4.0)
Repurchase of common stock	(868.0)	(692.2)
Other financing activities	(13.6)	(6.1)
Net cash used in financing activities	(484.5)	(763.5)
Effect of exchange rates on cash and cash equivalents	(17.1)	0.9
Change in cash and cash equivalents	109.7	40.1
Cash and cash equivalents, beginning of year	415.8	375.7
Cash and cash equivalents, end of period	$525.5	$415.8

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED NET SALES % CHANGE TO
CONSTANT CURRENCY % CHANGE
(unaudited)

	For the Three Months Ended
	December 31, 2024 vs. 2023
		Foreign	Constant
		Exchange	Currency
	% Change	Impact	% Change
Geographic Results
United States	4.7%	-%	4.7%
International	3.7	(1.5)	5.2
Total	4.3%	(0.6)%	4.9%
Product Categories
Knees
United States	3.9%	-%	3.9%
International	6.8	(1.2)	8.0
Total	5.1	(0.5)	5.6
Hips
United States	3.2	-	3.2
International	2.8	(2.0)	4.8
Total	3.0	(1.0)	4.0
S.E.T.	8.0	(0.4)	8.4
Technology & Data, Bone Cement and Surgical	(4.9)	(0.6)	(4.3)
Total	4.3%	(0.6)%	4.9%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED NET SALES % CHANGE TO
CONSTANT CURRENCY % CHANGE
(unaudited)

	For the Year Ended
	December 31, 2024 vs. 2023
		Foreign	Constant
		Exchange	Currency
	% Change	Impact	% Change
Geographic Results
United States	3.5%	-%	3.5%
International	4.3	(2.3)	6.6
Total	3.8%	(1.0)%	4.8%
Product Categories
Knees
United States	2.5%	-%	2.5%
International	7.2	(1.9)	9.1
Total	4.4	(0.8)	5.2
Hips
United States	2.7	-	2.7
International	0.4	(2.9)	3.3
Total	1.6	(1.4)	3.0
S.E.T.	6.5	(0.6)	7.1
Technology & Data, Bone Cement and Surgical	0.7	(1.2)	1.9
Total	3.8%	(1.0)%	4.8%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2024 and 2023
(in millions, except per share amounts, unaudited)

FOR THE THREE MONTHS ENDED DECEMBER 31, 2024
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Restructuring and other cost reduction initiatives	Acquisition, integration, divestiture and related	Other expense, net	Provision (benefit) for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$586.7	$157.6	$108.4	$746.9	$20.9	$13.7	$(38.1)	$49.0	$239.4	$1.20
Inventory and manufacturing-related charges(1)	(6.0)	-	-	-	-	-	-	2.2	3.8	0.02
Intangible asset amortization(2)	-	(157.6)	-	-	-	-	-	30.8	126.8	0.63
Restructuring and other cost reduction initiatives(3)	-	-	-	-	(20.9)	-	-	0.8	20.1	0.10
Acquisition, integration, divestiture and related(4)	-	-	-	-	-	(13.7)	-	1.0	12.7	0.06
Litigation(5)	-	-	-	(27.4)	-	-	-	4.0	23.4	0.12
European Union Medical Device Regulation(6)	-	-	(7.6)	-	-	-	-	1.7	5.9	0.03
Other charges(7)	-	-	-	(0.9)	-	-	37.7	1.1	37.5	0.19
Other certain tax adjustments(8)	-	-	-	-	-	-	-	7.3	(7.3)	(0.04)
As Adjusted	$580.7	$-	$100.8	$718.6	$-	$-	$(0.4)	$97.9	$462.4	$2.31

FOR THE THREE MONTHS ENDED DECEMBER 31, 2023
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Restructuring and other cost reduction initiatives	Acquisition, integration, divestiture and related	Other expense, net	Provision (benefit) for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$538.8	$144.9	$113.3	$722.3	$61.3	$5.3	$(19.5)	$(135.2)	$419.2	$2.01
Inventory and manufacturing-related charges(1)	(4.9)	-	-	-	-	-	-	(0.3)	5.2	0.02
Intangible asset amortization(2)	-	(144.9)	-	-	-	-	-	29.0	115.9	0.56
Restructuring and other cost reduction initiatives(3)	-	-	-	-	(61.3)	-	-	19.3	42.0	0.20
Acquisition, integration, divestiture and related(4)	-	-	-	-	-	(5.3)	-	0.3	5.0	0.02
Litigation(5)	-	-	-	(13.9)	-	-	-	4.7	9.2	0.04
European Union Medical Device Regulation(6)	-	-	(13.5)	-	-	-	-	3.2	10.3	0.05
Other charges(7)	-	-	-	9.6	-	-	26.4	(2.4)	19.2	0.09
Other certain tax adjustments(8)	-	-	-	-	-	-	-	167.8	(167.8)	(0.80)
As Adjusted	$533.9	$-	$99.7	$717.9	$-	$-	$6.9	$86.4	$458.1	$2.20

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED TO ADJUSTED RESULTS
FOR THE YEAR ENDED DECEMBER 31, 2024 and 2023
(in millions, except per share amounts, unaudited)

FOR THE YEAR ENDED DECEMBER 31, 2024
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Restructuring and other cost reduction initiatives	Acquisition, integration, divestiture and related	Other expense, net	Provision for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$2,191.2	$591.9	$437.4	$2,929.8	$219.0	$23.6	$(31.1)	$131.4	$903.8	$4.43
Inventory and manufacturing-related charges(1)	(19.2)	-	-	-	-	-	-	7.2	12.0	0.06
Intangible asset amortization(2)	-	(591.9)	-	-	-	-	-	121.2	470.7	2.31
Restructuring and other cost reduction initiatives(3)	-	-	-	-	(219.0)	-	-	35.3	183.7	0.90
Acquisition, integration, divestiture and related(4)	-	-	-	-	-	(23.6)	-	2.4	21.2	0.10
Litigation(5)	-	-	-	(27.4)	-	-	-	4.7	22.7	0.12
European Union Medical Device Regulation(6)	-	-	(28.6)	-	-	-	-	6.6	22.0	0.11
Other charges(7)	-	-	-	-	-	-	42.4	2.4	40.0	0.20
Other certain tax adjustments(8)	-	-	-	-	-	-	-	46.0	(46.0)	(0.23)
As Adjusted	$2,172.0	$-	$408.8	$2,902.4	$-	$-	$11.3	$357.2	$1,630.2	$8.00

FOR THE YEAR ENDED DECEMBER 31, 2023
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Restructuring and other cost reduction initiatives	Acquisition, integration, divestiture and related	Other expense, net	Provision for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$2,083.8	$561.5	$458.7	$2,838.9	$151.9	$21.7	$(9.3)	$42.2	$1,024.0	$4.88
Inventory and manufacturing-related charges(1)	(18.3)	-	-	-	-	-	-	7.5	10.8	0.05
Intangible asset amortization(2)	-	(561.5)	-	-	-	-	-	113.9	447.6	2.13
Restructuring and other cost reduction initiatives(3)	-	-	-	-	(151.9)	-	-	39.8	112.1	0.53
Acquisition, integration, divestiture and related(4)	-	-	-	-	-	(21.7)	-	0.7	21.0	0.10
Litigation(5)	-	-	-	(10.1)	-	-	-	3.9	6.2	0.03
European Union Medical Device Regulation(6)	-	-	(56.1)	-	-	-	-	13.1	43.0	0.21
Other charges(7)	-	-	-	10.6	-	-	16.6	(9.5)	15.5	0.07
Other certain tax adjustments(8)	-	-	-	-	-	-	-	96.0	(96.0)	(0.46)
As Adjusted	$2,065.4	$-	$402.6	$2,839.4	$-	$-	$7.4	$307.6	$1,584.2	$7.55

(1)
Inventory and manufacturing-related charges include excess and obsolete inventory charges on certain product lines we intend to discontinue, the acceleration of depreciation and fixed overhead costs expensed immediately related to a manufacturing plant shutdown, and other inventory and manufacturing-related charges or gains.
(2)
We exclude intangible asset amortization as well as deferred tax rate changes on our intangible assets from our non-GAAP financial measures because we internally assess our performance against our peers without this amortization. Due to various levels of acquisitions among our peers, intangible asset amortization can vary significantly from company to company.
(3)
In December 2019, 2021, and 2023 we initiated global restructuring programs that included a reorganization of key businesses and an overall effort to reduce costs in order to accelerate decision-making, focus the organization on priorities to drive growth and, in the case of the December 2021 program, to prepare for the spinoff of ZimVie, Inc. ("ZimVie"). Restructuring and other cost reduction initiatives also include other cost reduction and optimization initiatives that have the goal of reducing costs across the organization. The costs include employee termination benefits; contract terminations for facilities and sales agents; and other charges, such as consulting fees, project management expenses, retention period salaries and benefits and relocation costs.
(4)
The acquisition, integration, divestiture and related gains and expenses we have excluded from our non-GAAP financial measures resulted from various acquisitions, post-separation costs we have incurred related to ZimVie and gains related to a transition services agreement for services we provide to ZimVie and a transition manufacturing and supply agreement for products we supply to ZimVie for a limited period.
(5)
We are involved in patent litigation, product liability litigation, commercial litigation and other various litigation matters. We review litigation matters from both a qualitative and quantitative perspective to determine if excluding the losses or gains will provide our investors with useful incremental information. Litigation matters can vary in their characteristics, frequency and significance to our operating results. The litigation charges and gains excluded from our non-GAAP financial measures in the periods presented relate to patent litigation, product liability litigation and commercial litigation. Once the litigation matter has been excluded from our non-GAAP financial measures in a particular period, any additional expenses or gains from changes in estimates are also excluded, even if they are not significant, to ensure consistency in our non-GAAP financial measures from period-to-period.
(6)
The European Union Medical Device Regulation imposes significant additional premarket and postmarket requirements. The new regulations provided a transition period until May 2021 for previously-approved medical devices to meet the additional requirements. For certain devices, this transition period was extended until May 2024. A conditional extension of the transition period has been implemented until December 2027 and 2028 depending on the legacy medical device's risk class. We are excluding from our non-GAAP financial measures the incremental costs incurred to establish initial compliance with the regulations related to our previously-approved medical devices. The incremental costs primarily relate to temporary personnel and third-party professionals necessary to supplement our internal resources.
(7)
We have incurred other various expenses from specific events or projects that we consider highly variable or that have a significant impact to our operating results that we have excluded from our non-GAAP measures. These include gains and losses from changes in fair value on our equity investments, among other various costs.
(8)
Other certain tax adjustments are related to certain significant and discrete tax adjustments including intercompany transactions between jurisdictions, ongoing impacts of tax only amortization resulting from certain restructuring transactions, impacts of significant tax reform including Swiss reform and certain favorable tax settlements.

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING
ACTIVITIES TO FREE CASH FLOW
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2024 and 2023
(in millions, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$506.2	$588.4	$1,499.4	$1,581.6
Additions to instruments	(51.9)	(79.0)	(240.3)	(311.7)
Additions to other property, plant and equipment	(51.5)	(62.9)	(203.8)	(291.1)
Free cash flow	$402.8	$446.5	$1,055.3	$978.8

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF GROSS PROFIT & MARGIN
TO ADJUSTED GROSS PROFIT & MARGIN
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2024 and 2023
(in millions, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Net Sales	$2,023.2	$1,940.1	$7,678.6	$7,394.2
Cost of products sold, excluding intangible asset amortization	586.7	538.8	2,191.2	2,083.8
Intangible asset amortization	157.6	144.9	591.9	561.5
Gross Profit	$1,278.9	$1,256.4	$4,895.5	$4,748.9

Inventory and manufacturing-related charges	6.0	4.9	19.2	18.3
Intangible asset amortization	157.6	144.9	591.9	561.5
Adjusted gross profit	$1,442.5	$1,406.2	$5,506.7	$5,328.8

Gross margin	63.2%	64.8%	63.8%	64.2%
Inventory and manufacturing-related charges	0.3	0.3	0.3	0.3
Intangible asset amortization	7.8	7.5	7.7	7.6
Adjusted gross margin	71.3%	72.5%	71.7%	72.1%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF OPERATING PROFIT & MARGIN TO ADJUSTED OPERATING PROFIT & MARGIN
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2024 and 2023
(in millions, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Operating profit	$389.0	$354.2	$1,285.7	$1,277.7
Inventory and manufacturing-related charges	6.0	4.9	19.2	18.3
Intangible asset amortization	157.6	144.9	591.9	561.5
Restructuring and other cost reduction initiatives	20.9	61.3	219.0	151.9
Acquisition, integration, divestiture and related	13.7	5.3	23.6	21.7
Litigation	27.4	13.9	27.4	10.1
European Union Medical Device Regulation	7.6	13.5	28.6	56.1
Other charges	0.9	(9.6)	-	(10.6)
Adjusted operating profit	$623.2	$588.5	$2,195.4	$2,086.9

Operating profit margin	19.2%	18.3%	16.7%	17.3%
Inventory and manufacturing-related charges	0.3	0.3	0.3	0.2
Intangible asset amortization	7.8	7.5	7.7	7.6
Restructuring and other cost reduction initiatives	1.0	3.2	2.9	2.1
Acquisition, integration, divestiture and related	0.7	0.3	0.3	0.3
Litigation	1.4	0.7	0.4	0.1
European Union Medical Device Regulation	0.4	0.7	0.4	0.8
Other charges	-	(0.5)	-	(0.1)
Adjusted operating profit margin	30.8%	30.3%	28.6%	28.2%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF EFFECTIVE TAX RATE TO ADJUSTED EFFECTIVE TAX RATE
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2024 and 2023
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Effective tax rate	16.9%	(47.6)%	12.7%	4.0%
Tax effect of adjustments made to earnings before taxes(1)	(1.9)	4.5	0.8	3.3
Other certain tax adjustments (2)	2.5	58.9	4.5	9.0
Adjusted effective tax rate	17.5%	15.8%	18.0%	16.3%

(1) Includes inventory and manufacturing-related charges; intangible asset amortization; restructuring and other cost reduction initiatives; acquisition, integration, divestiture and related; litigation; European Union Medical Device Regulation; and other charges

(2) Other certain tax adjustments are related to certain significant and discrete tax adjustments including intercompany transactions between jurisdictions, ongoing impacts of tax only amortization resulting from certain restructuring transactions, impacts of significant tax reform including Swiss reform, and certain favorable tax settlements.

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF DEBT TO NET DEBT
AS OF DECEMBER 31, 2024 and 2023
(in millions, unaudited)

	December 31, 2024	December 31, 2023
Debt, both current and long-term	$6,204.6	$5,767.9
Cash and cash equivalents	(525.5)	(415.8)
Net debt	$5,679.1	$5,352.1